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                                   DEFINITIVE
                             SUBSCRIPTION AGREEMENT

                                   ----------

                                BIONUTRICS, INC.

                                   ----------

To:  Bionutrics, Inc.

     This Subscription Agreement is made between Bionutrics, Inc., a Nevada corporation (the "Company"), and the undersigned prospective purchaser who is subscribing hereby for 1,500,000 shares of common stock, par value $0.001 per share (the "Common Stock"). The purchase price per share shall be US $4.00 per share. This subscription is submitted to you in accordance with, and subject to, the terms and conditions described in this Subscription Agreement and the disclosure materials provided to the undersigned (the "Disclosure Materials").

A.   SUBSCRIPTION.

     The undersigned hereby irrevocably subscribes for, and agrees to purchase, the number of Common Stock indicated on the signature page hereto at a purchase price per Unit equal to the Purchase Price. Upon execution and delivery hereof, the undersigned shall deliver to the Company in accordance with the terms hereof either a check or evidence that a wire transfer has been made to the Company in accordance with this Subscription Agreement and the instructions hereto, in the full amount of the purchase price of the Common Stock for which the undersigned is subscribing or a check in such amount (the "Payment"). In the event that the undersigned shall elect to deliver the payment in the form of a check, such check should have a notation thereon that such check relates to the Bionutrics, Inc. Private Placement.

B.   REGISTRATION RIGHTS

     The undersigned and the company agree that the undersigned shall be entitled to the registration rights with respect to the shares of Common Stock comprising the Common Stock as set forth in this Section B.

     (1) As used herein the term "Registrable Security" means each shares of Common Stock comprising the Common Stock sold in the Offering and any securities issued upon any stock split or stock dividend in respect thereof; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination;
(a) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed pursuant thereto; (b) registration under


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the Securities Act is no longer required for subsequent public distribution of such security; or (c) it has ceased to be outstanding.

     (2) Following the one year anniversary of the date of issuance of the Common Stock, the Registrable Securities shall be entitled to demand, upon written request, that the Company file a Registration Statement under the Securities Act on one occasion, to effect the registration of all or part of the Registrable Securities on, at the option of the Company, Form S-1, SB-2 or any similar long-form registration, or Form S-2 or S-3 or any similar short-form registration, if available (a "Demand Registration"). The request for the Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, which must have a minimum expected aggregate offering price to the public of at least US $500,000. Within 15 days after receipt of any such request, the Company will give written notice of such requested registration to the holder of Registrable Securities who purchased said securities though this Offering (the "Holder"). The undersigned shall be permitted to request only one Demand Registration hereunder. A registration will not count as a permitted Demand Registration until it has become effective under the Securities Act (unless such Demand Registration has not become effective due solely to the fault of the Holders requesting such registration, including a request by such Holders that such registration be withdrawn).

     (3) If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration:

          (a) first, the Registrable Securities requested to be included in such registration by the Holder (or, if necessary, such Registrable Securities pro rata among the holders thereof based upon the number of Registrable Securities owned by each such Holder); and

          (b) thereafter, other securities requested to be included in such registration, as determined by the Company.

     (4) The Company may postpone or suspend for up to three months in any 12-month period the filing or the effectiveness of a registration statement for a Demand Registration if the Company determines in good faith that such Demand Registration (i) would reasonably be expected to have a material adverse effect on (x) any proposal or plan by the Company to engage in any financing, acquisition or disposition of assets (other than in the ordinary course of business) or (y) any merger, consolidation, tender offer or similar transaction or (ii) would require disclosure of any information that the board of directors of the Company determines in good faith the disclosure of which would be materially detrimental to the Company; provided, however, that in such event, the Holders initially requesting such Demand Registration will be, entitled to withdraw such request and if such request is withdrawn, such Demand Registration will not count as a permitted Demand Registration hereunder.

     (5) Expenses incurred by the Company in connection with a registration of Registrable Securities pursuant to Section B hereof, including without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of


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any special audits incident to or required by any such registration
("Registration Expenses"), except as otherwise provided herein or as may otherwise be prohibited by applicable law, shall be borne by the Holders pro rata to their Registrable Securities included in the Demand Registration. All underwriting discounts, selling commissions and stock transfer taxes and the costs, fees and expenses of any accountants, attorneys or other experts retained by the Holders ("Selling Expenses") relating to securities registered on behalf of the Holders of Registrable Securities shall also be borne by the Holders.

C.   REPRESENTATIONS AND WARRANTIES

     The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

     (1) The undersigned is familiar with, and understands, the terms of the Offering (as defined in the instructions attached hereto). The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting, and financial advisors the suitability of an investment in the Common Stock for the undersigned's particular tax and financial situation and has determined that the Common Stock being subscribed for by the undersigned are a suitable investment for the undersigned.

     (2) The undersigned acknowledges that all documents, records and books pertaining to this investment which the undersigned has requested (including, without limitation, the Disclosure Materials) have been made available for inspection by the undersigned, the undersigned's attorney, accountant or adviser(s).

     (3) The undersigned and/or the undersigned's adviser(s) has/have had a reasonable opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the undersigned.

     (4) The undersigned is not subscribing for Common Stock as a result of, or subsequent to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting.

     (5) The undersigned: (i) has a pre-existing business relationship with the Company or one of its respective officers, directors, or controlling persons; and (ii) by reason of the undersigned's business or financial experience or the business or financial experience of the undersigned's professional advisors who are unaffiliated with and who are not compensated by the Company or any of its respective affiliates, directly or indirectly, can be reasonably assumed to have the capacity to protect the undersigned's interests in connection with the investment in the Common Stock.

     (6) The undersigned or the undersigned's purchaser representative, as the case may be, has such knowledge and experience in financial, tax, and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the Offering to evaluate the merits and risks of an investment in the Common Stock and to make an informed investment decision with respect thereto.


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     (7) The undersigned will not sell or otherwise transfer the Common Stock without registration under the Securities Act, or applicable state securities laws or an exemption therefrom. The Common Stock has not been registered under the Securities Act or under the securities laws of any states. The undersigned represents that the undersigned is purchasing the Common Stock for the undersigned's own account, for investment, and not with a view to resale or distribution, except in compliance with the Securities Act. The undersigned has not offered or sold any portion of the Common Stock being acquired nor does the undersigned have any present intention of dividing such Common Stock with others or of selling, distributing, or otherwise disposing of any portion of such Common Stock either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act. Except as otherwise provided in the Disclosure Materials, the Company has no obligation to register the Common Stock.

     (8) The undersigned recognizes that investment in the Common Stock involves substantial risks, including loss of the entire amount of such investment. Further, the undersigned has carefully read and considered the matters set forth in the Disclosure Materials, and has taken full cognizance of, and understands all of, the risks related to the purchase of the Common Stock.

     (9) The undersigned acknowledges that the certificates representing the shares of Common Stock shall be stamped or otherwise imprinted with a legend substantially in the following form and that the Company may issue stop transfer instructions to the transfer agent of such securities:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER'S COUNSEL, IN FORM AND SUBSTANCE ACCEPTABLE TO THE CORPORATION, THAT NO VIOLATION
     OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

     (10) The undersigned acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

     (11) The Subscriber has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize the execution and delivery of, this Subscription Agreement and all other instruments executed and delivered by, or on behalf of, such partnership, corporation, trust, or estate in connection with the purchase of its Common Stock.


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(b) to delegate authority pursuant to a power of attorney, and (c) to purchase and hold such Common Stock; (ii) the signature of the party signing on behalf of the corporation is binding upon such corporation and (iii) such corporation has not been formed for the specific purpose of acquiring such Common Stock, unless each beneficial owner of such entity is qualified as an "accredited investor" within the meaning of Rule 501 (a) of Regulation D promulgated under the Securities Act ("Regulation D") and has submitted information substantiating such individual qualification.

     (12) The undersigned is an accredited investor, as defined in Rule 501(a) of Regulation D and under state securities or "blue sky" laws.

     (13) The undersigned shall indemnify and hold harmless the Company and each respective officer, director, employee, agent, representative or control person thereof, who is or may be a party to, or is or may be threatened to be made a party to, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of, or arising from, any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned, or omitted or alleged to have been omitted by the undersigned, concerning the undersigned or the undersigned's authority to invest or financial position in connection with the Offering, including expenses (including reasonable attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by the Company and each respective officer, director, employee, agent, representative or control person thereof, in connection with such action, suit, or proceeding.

D.   UNDERSTANDINGS.

     The undersigned understands, acknowledges, and agrees with the Company as follows:

     (1) No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Disclosure Materials or as to the fairness of the terms of this Offering for investment; nor has any recommendation or endorsement of the Common Stock been made by such regulatory agency.

     (2) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder which is in part dependent upon the truth, completeness, and accuracy of the statements made by the undersigned herein.

     (3) It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D any transferee will at a minimum, be required to fulfill the investor suitability requirements thereunder.

     (4) The undersigned acknowledges that the information contained in the Disclosure Materials is confidential and non-public and agrees that all such information shall be kept in confidence by the undersigned and neither used by the undersigned for the undersigned's personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible publication (except as a result of a breach of this provision), or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any Subscription Agreement entered into with the Company).

     (5) The representations, warranties, and agreements of the undersigned contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the Closing as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Common Stock.

     (6) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or controlling persons of the Company, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable to such extent.

     (7) IN MAKING AN INVESTMENT DECISION PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE DISCLOSURE MATERIALS OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     (8) THE COMMON STOCK MAY NOT BE TRANSFERRED, RESOLD, OR OTHERWISE DISPOSED OF, EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     (9) Securities Legends:

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE

REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

          THE SECURITIES BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED UNDER REGULATIONS UNDER THE SECURITIES ACT) OR TO, OR FOR THE ACCOUNT OR
BENEFIT OF, A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

          PROSPECTIVE INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE NOT U.S. PERSONS AND ARE NOT ACQUIRING THE SECURITIES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.

E.   MISCELLANEOUS.

     (1) Capitalized terms used in this Subscription Agreement, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Disclosure Materials. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular, or plural, as the identity of the person or persons may require.

     (2) Except as set forth in Section A(4) herein, no provision of this Subscription Agreement shall be waived, modified, changed, discharged, terminated, revoked, or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge, or termination is sought.

     (3) Unless otherwise required herein, notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed to the Company, at 2575 E. Camelback Road, Ste. 450, Phoenix, Arizona 85016, Attention: Ronald Howard Lane.

     (4) Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the undersigned, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

     (5) This Subscription Agreement and the Disclosure Materials shall be governed by and enforced and construed in all respects in accordance with, the laws of the New York, as such laws are applied by New York courts to agreements entered into, and to be performed in, New York by and between residents of New York, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors, and assigns and shall inure to the benefit of the Company, its successors and assigns.
If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall deemed modified to the minimum extent required to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect validity or enforceability of any other provision hereof.


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     (6) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

E.   EXECUTION OF AGREEMENT BY POWER OF ATTORNEY.

     THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS SIGNED THIS SUBSCRIPTION AGREEMENT ON THE UNDERSIGNED'S OWN BEHALF, AND NOT BY POWER OF ATTORNEY, OR, IN THE EVENT THAT THIS AGREEMENT HAS BEEN SIGNED ON THE UNDERSIGNED'S BEHALF BY POWER OF ATTORNEY, THAT THE UNDERSIGNED REPRESENTS THAT ATTACHED HERETO IS A TRUE AND COMPLETE COPY OF SUCH POWER OF ATTORNEY.

F.   SIGNATURE

                                         BIONUTRICS, INC.


                                         By: /s/ Ronald Howard Lane
                                             -----------------------------------
                                             Ronald Howard Lane
                                             Chief Executive Officer


                                         HOLDER MANEESH PHARMACEUTICALS PVT. LTD


                                         By: /s/ Vinay Sapte
                                             -----------------------------------
                                             Vinay Sapte
                                             Managing Director


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GENERAL INFORMATION.

     (a)  PROSPECTIVE PURCHASER (THE CORPORATION)- "HOLDER"

Name: Maneesh Pharmaceuticals PVT. LTD.

Principal Place of Business: 23-24, Kalpatru Court. Dr. Choitram Gidwani Marg, Chembur, Mumbai, 400 074, India

Telephone Number: +91 22 2556 5738

Facsimile Number: +91 22 22556 5620

Date of Formation: 1985

     (b)  INDIVIDUAL WHO IS EXECUTING THIS ON BEHALF OF THE CORPORATION

Name: Vinay Sapte
Position or Title: Managing Director.